Exhibit 99.1
CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
FINANCIAL STATEMENTS
DECEMBER 31, 2008
(With Independent Auditor’s Report Thereon)

TABLE OF CONTENTS
FINANCIAL SECTION

L.L. Bradford & Company, LLC
8880 W Sunset Road
Third Floor
Las Vegas, Nevada 89148
(702) 735-5030
INDEPENDENT AUDITOR’S REPORT
To the Partners
Capital solutions Monthly Income Fund, L.P.
(Formerly Hennessey Financial Monthly Income Fund, LP)
St. Paul, Minnesota
We have audited the accompanying balance sheet of Capital Solutions Monthly Income Fund, L.P. (formerly Hennessey Financial Monthly Income Fund, LP) (a Delaware limited partnership) as of December 31, 2008, and the related statements of operations, changes in partners’ capital, and cash flows for year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Solutions Monthly Income Fund, L.P. as of December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada
September 14, 2009

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
BALANCE SHEET
DECEMBER 31, 2008

ASSETS

Assets
Cash	$1,564,979
Interest receivable	13,720
Accounts receivable	7,449
Inventory	30,018
Notes receivable, net of allowance	3,131,502
Real estate held for sale - seller financed	3,697,000
Real estate held for sale	62,173,609
Deposits and other assets	807,047

Total assets	$71,425,324

LIABILITIES

Current Liabilities
Accounts payable and other current liabilities	$20,472
Accrued liabilities	53,461
Accrued advisory fees	508,626
Accrued interest payable	1,754,873
Deferred interest income	13,658
Accrued distribution fees to limited partners	572,958
Notes payable	21,506,406

Total liabilities	24,430,454

PARTNERS’ CAPITAL

General partner’s capital	—
Limited partners’ capital	46,994,870

Total partners’ capital	46,994,870

Total liabilities and partners’ capital	$71,425,324

See Accompanying Notes to Financial Statements

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

Revenues
Interest on investments in loans	$2,138,627
Loan fee accretion income - related party	485,247
Interest on cash and cash equivalents - related party	21,199

Total revenue	2,645,073

Expenses
Interest expense	1,704,880
Professional fees	1,316,103
Advisory fees	1,039,460
Distribution fees - related party	712,733
Administration, fund accounting and custody fees	670,982
Expenses related to properties never acquired	263,672
Travel and entertainment	102,176
Allowance for doubtful collection of credit facility - related party	5,016
Miscellaneous expenses	37,648

Total expenses	5,852,670

Other income and (expense)
Revenue related to real estate held for sale	716,940
Expenses related to real estate held for sale	(814,147)
Loss on investments, net of gain	(1,674,362)
Loan premium amortization - related party	10

Total income and expense	(1,771,559)

Net loss	$(4,979,156)

See Accompanying Notes to Financial Statements

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2008

			Total
	General Partner’s	Limited Partners’	Partners’
	Capital	Capital	Capital
|	| |
Balance, December 31, 2007	$—	$37,357,263	$37,357,263

Capital contributions	—	24,839,290	24,839,290
Capital distributions	—	(6,018,401)	(6,018,401)
Capital withdrawal		(2,681,376)	(2,681,376)
Syndication costs	—	(1,522,750)	(1,522,750)
Net loss	—	(4,979,156)	(4,979,156)

Balance, December 31, 2008	$—	$46,994,870	$46,994,870

See Accompanying Notes to Financial Statements

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2008

Cash flows from operating activities:
Net loss	$(4,979,156)
Adjustments to reconcile net loss to net cash used by operating activities:
Accretion on credit facility loan fees	(485,247)
Gain on investments	(453,208)
Loss on investments	2,127,570
Changes in operating assets and liabilities:
Accounts receivable	(7,449)
Interest receivable	476,445
Inventory	(30,018)
Deposits	(457,047)
Deferred interest income	13,658
Accrued liabilities	(38,708)
Accrued advisory fees	406,899
Accrued interest payable	145,593
Accrued distribution fees	(101,727)

Net cash used by operating activities	(3,382,395)

Cash flows from investing activities:
Advances on real estate held for sale - seller financed	(1,000,000)
Investment in notes receivable	(1,200,000)
Proceeds from foreclosure	750,000
Proceeds from notes receivable	236,706
Proceeds from sale of real estate	250,000
Investment in credit facility	(10,518,941)

Net cash used by investing activities	(11,482,235)

Cash flows from financing activities:
Capital contributions	24,839,290
Capital withdrawals	(2,681,376)
Payment of syndication costs	(1,522,750)
Capital distributions	(5,868,010)
Principal payments on note payable	(1,500,000)

Net cash provided by financing activities	13,267,154

Net change in cash and cash equivalents	(1,597,476)

Cash and cash equivalents, beginning of period	3,162,455

Cash and cash equivalents, end of period	$1,564,979

Supplemental disclosure of cash flow information:
Cash paid for interest	$753,464

Supplemental disclosure of non-cash investing and financing activities
Net investments transferred from credit facility advances	$44,962,246

Real estate held for sale in exchange for notes receivable	$4,865,208

Real estate held for sale received in foreclosure	$67,288,817

Receipt of deposits through foreclosure	$350,000

Assumption of notes payable and accrued interest in foreclosure	$24,615,686

Accrued distribution to limited partners	$150,391

See Accompanying Notes to Financial Statements

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
1. Organization
Nature of Business – Capital Solutions Monthly Income Fund, L.P. (formerly Hennessey Financial Monthly Income Fund, LP) (the “Partnership”), a Delaware limited partnership, was formed on November 4, 2004. The Partnership was formed to achieve advantageous rates of return through purchasing secured, but subordinated, notes relating to the financing of residential and commercial real estate development, construction, and investment property. In August 2008, the Partnership executed an Amendment to the Certificate of Limited Partnership to change its name from Hennessey Financial Monthly Income Fund, LP to Capital Solutions Monthly Income Fund, L.P.
In June 2008, the Partnership foreclosed on a credit facility and now has ownership to the properties funded by Hennessey Financial LLC, subject to senior lenders. The majority of assets foreclosed on were real estate held in the form of single purpose LLCs. During November 2008, CS Midwest, LLC and CS Southeast, LLC were formed for the purpose of holding certain assets and related liabilities obtained through the foreclosure. These single purpose entities are wholly owned by the Capital Solutions Monthly Income Fund, L.P. Included in the assets obtained in the foreclosure and currently held by CS Southeast, LLC is the Cape Haze Marina which is currently an operating marina located in Florida.
In August 2008, the managers of the General Partner changed from Jeff Gardner to Mike Bozora and Tim Redpath, owners of the Investment Manager.
In October 2008, Mike Bozora and Tim Redpath resigned as managers of the General Partner. During this period, Todd Duckson became President and Manager of the General Partner. Additionally, the former Investment Manager sold certain beneficial management rights in the Investment Management Agreement (see “Advisory Fees” in Note 7), to Transactional Finance Fund Management, LLC, an entity owned by Mr. Duckson.
In November 2008, Jeff Gardner assigned 100% of his membership interest in the General Partner to Transactional Finance, LLC, an entity owned by Todd Duckson, and increased the advisory fee from 1% to 2%, through an amendment to the Investment Management Agreement.
The General Partner of the Partnership is CS Fund General Partner, LLC (formerly Hennessey Financial Fund General Partner, LLC) (the “General Partner”) and the Investment Manger of the Partnership is Capital Solutions Management, LP (the “Investment Manager”). In November 2008, the General Partner executed an Amendment to the Certificate of Limited Partnership to change its name from Hennessey Financial Fund General Partner, LLC to CS Fund General Partner, LLC.
The term of the Partnership shall continue until one year after all of the Partnership’s portfolio selections and idle funds have been distributed. However, the General Partner may, in its sole and absolute discretion, extend the term for up to two one-year periods in order to permit an orderly dissolution of the Partnership.
The consolidated financial statements include the accounts of us and our wholly owned taxable subsidiaries Southeast, LLC and Midwest, LLC. All significant inter-company transactions and balances have been eliminated in consolidation.
2. Summary of Significant Accounting Policies
Basis of Accounting – The financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (GAAP). The Partnership uses the accrual method of accounting for financial reporting purposes.
Cash and cash equivalents – The Partnership defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Partnership maintains its

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
cash in high quality financial institutions and money market funds. The balances, at times, may exceed insured limits.
Management’s Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment and Credit Facility Income – Interest is recognized as revenue when earned according to the terms of the loans, using the effective interest method. The Partnership does not accrue interest income on loans once they are determined to be impaired. A loan is impaired when based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due. Cash receipts will be allocated to interest income, except when such payments are specifically designated by the terms of the loan as principal reduction or when management does not believe the investment in the loan is fully recoverable. Interest is recognized on impaired loans on the cash basis method.
We may from time to time acquire or sell investments in real estate loans from or to our manager or other related parties pursuant to the terms of our Management Agreement without a premium. The primary purpose is to either free up capital to provide liquidity for various reasons, such as loan diversification, or place excess capital in investments to maximize the use of our capital. Selling or buying loans allows us to diversify our loan portfolio within these parameters. Due to the short-term nature of the loans we make and the similarity of interest rates in loans we normally would invest in, the fair value of a loan typically approximates its carrying value. Accordingly, discounts or premiums typically do not apply upon sales of loans and therefore, generally no gain or loss is recorded on these transactions, regardless of whether to a related or unrelated party.
Investments in real estate loans are secured by deeds of trust or mortgages. Generally, our real estate loans require interest only payments with a balloon payment of the principal at maturity. We have both the intent and ability to hold real estate loans until maturity and therefore, real estate loans are classified and accounted for as held for investment and are carried at amortized cost. Loans sold to or purchased from affiliates are accounted for at the principal balance and no gain or loss is recognized by us or any affiliate. Loan-to-value ratios are initially based on appraisals obtained at the time of loan origination and are updated, when new appraisals are received or when management’s assessment of the value has changed, to reflect subsequent changes in value estimates. Such appraisals are generally dated within 12 months of the date of loan origination and may be commissioned by the borrower.
Loans that have been modified from their original terms are evaluated to determine if the loan meets the definition of a Troubled Debt Restructuring (“TDR”) in accordance with Statement of Financial Accounting Standards (“FAS”) 15, Accounting by Debtor and Creditors for Troubled Debt Restructurings and FAS 114 Accounting by Creditors for Impairment of a Loan – an amendment of FASB Statements No. 5 and 15 . When the Company modifies the terms of an existing loan that is considered a TDR, it is considered performing as long as it is in compliance with the modified terms of the loan agreement. If the modification calls for deferred interest, it is recorded as interest income as cash is collected.
Allowance for Doubtful Collection of Credit Facility
The Partnership maintains an allowance for loan losses on our investments in real estate loans for estimated credit impairment. The General Partner estimates of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
reduction to the allowance for loan losses. Generally, subsequent recoveries of amounts previously charged off are added back to the allowance and included as income.
Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property.
Additional facts and circumstances may be discovered as the General Partner’s efforts in the collection and foreclosure processes. This additional information often causes management to reassess its estimates. In recent years, we have revised estimates of our allowance for loan losses. Circumstances that may cause significant changes in our estimated allowance include, but are not limited to:
•	Declines in real estate market conditions, which can cause a decrease in expected market value;

•	Discovery of undisclosed liens for community improvement bonds, easements and delinquent property taxes;

•	Lack of progress on real estate developments after we advance funds. We customarily utilize disbursement agents to monitor the progress of real estate developments and approve loan advances. After further inspection of the related property, progress on construction occasionally does not substantiate an increase in value to support the related loan advances;

•	Unanticipated legal or business issues that may arise subsequent to loan origination or upon the sale of foreclosed property; and

•	Appraisals, which are only opinions of value at the time of the appraisal, may not accurately reflect the value of the property.
Real Estate Held for Sale
Real estate held for sale includes real estate acquired through foreclosure and will be carried at the lower of the recorded amount, inclusive of any senior indebtedness, or the property’s estimated fair value, less estimated costs to sell, with fair value based on appraisals and knowledge of local market conditions. While pursuing foreclosure actions, we seek to identify potential purchasers of such property. It is not our intent to invest in or own real estate as a long-term investment. In accordance with FAS 144 – Accounting for the Impairment or Disposal of Long Lived Assets (“FAS 144”), we generally seek to sell properties acquired through foreclosure as quickly as circumstances permit. The carrying values of real estate held for sale are assessed on a regular basis from updated appraisals, comparable sales values or purchase offers.
Management classifies real estate held for sale when the following criteria are met:
•	Management commits to a plan to sell the properties;

•	The property is available for immediate sale in its present condition subject only to terms that are usual and customary;

•	An active program to locate a buyer and other actions required to complete a sale have been initiated;

•	The sale of the property is probable;

•	The property is being actively marketed for sale at a reasonable price; and

•	Withdrawal or significant modification of the sale is not likely.

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
Classification of Operating Results from Real Estate Held for Sale
FAS 144 generally requires operating results and cash flows from long lived assets held for sale to be classified as discontinued operations as a separately stated component of net income. Our operations related to real estate held for sale are separately identified in the accompanying consolidated statements of income.
Allocation of Profits and Losses – In accordance with the terms of the Limited Partnership Agreement, profits are first allocated to the extent of prior period losses to offset any losses previously allocated. Once losses have been offset, 100% of profits are allocated to the Limited Partners in proportion to their priority distributions until the aggregate profits allocated equal their priority distributions. Thereafter, all remaining unallocated profits are allocated to the General Partner. Losses are first allocated among the Limited Partners having positive capital account balances in the amounts of and in proportion to the positive capital account balances. Thereafter, all remaining unallocated losses are allocated to the General Partner.
The economic structure and up-front costs associated with many of the Partnership’s loan transactions cause a capital deficit for the Partnership’s General Partner. Such transactions have been structured to reverse the capital deficit in subsequent years to an amount that is expected to ultimately provide minimal gains and losses for the General Partner.
Priority Distribution – In accordance with the terms of the Limited Partnership Agreement, the General Partner makes a priority distribution to the Limited Partners equal to 1% of the Limited Partner’s net investment on a monthly basis. Monthly distributions are generally made by the 15th day of the month following the end of the previous month in which the priority distribution accrues. All distributions are made in cash. At December 31, 2008 the Partnership had accrued distributions of $572,958.
Organizational and Syndication Costs – Organizational costs incurred in the formation of the Partnership are expensed as incurred. Syndication costs incurred in connection with the offering of limited partnership interests are reflected as a reduction of the General Partner’s capital unless the capital balance of the General Partner is not positive. In this case, these costs are Total syndication costs were $1,522,750 for the year ended December 31, 2008.
Income Taxes – The Partnership is not a taxpaying entity for federal and state income tax purposes. Each partner’s allocable share of the Partnership’s taxable income or loss is taxed on the partner’s income tax returns. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.
Fair Value Disclosures
On January 1, 2008, we adopted FAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115 (“FAS 159”). FAS 159 permits companies to choose to measure certain financial assets and liabilities at fair value (the “fair value option”). If the fair value option is elected, any upfront costs and fees related to the item must be recognized in earnings and cannot be deferred, e.g. debt issue costs. The fair value election is irrevocable and may generally be made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to fair value. At the adoption date, unrealized gains and losses on existing items for which fair value has been elected are reported as a cumulative adjustment to beginning retained earnings.
On January 1, 2008, we also adopted FAS No. 157, Fair Value Measurements (“FAS 157”), as required for financial assets and liabilities, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. In February 2008, the FASB issued FASB Staff Position No. 157-2, a one-year deferral of FAS 157’s fair

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
value measurement requirements for non-financial assets and liabilities that are not required or permitted to be measured at fair value on a recurring basis. The adoption of FAS 157 for our financial assets and liabilities did not have a material impact on our consolidated financial statements. We do not expect the adoption of FAS 157 as it pertains to non-financial assets and liabilities to have a material impact on our consolidated financial statements.
Under FAS 157, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. “the exit price”) in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various valuation approaches, including quoted market prices and discounted cash flows. FAS 157 also establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect a company’s judgment concerning the assumptions that market participants would use in pricing the asset or liability developed based on the best information available under the circumstances. The fair value hierarchy is broken down into three levels based on the reliability of inputs as follows:
•	Level 1 – Valuations based on quoted prices in active markets for identical instruments that the Company is able to access. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment.

•	Level 2 – Valuations based on quoted prices in active markets for instruments that are similar, or quoted prices in markets that are not active for identical or similar instruments, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets.

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement, which utilize the Company’s estimates and assumptions.
If the volume and level of activity for an asset or liability have significantly decreased, we will evaluate our fair value estimate in accordance with FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”). FSP FAS 157-4 became effective for interim and annual reporting periods ending after June 15, 2009. In addition, since we are a publicly traded company, we are required, by FSP FAS 107-1 and ABP 28-1, “Interim Disclosure about Fair Value of Financial Instruments”, to make our fair value disclosures for interim reporting periods.
In December 2007, the Accounting Standards Board (“FASB”) issued Financial Accounting Statement (“SFAS”) No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for the Partnership with respect to business combinations for which the acquisition date is on or after January 1, 2009. The Partnership is currently evaluating the potential impact, if any, of the adoption of SFAS 141R on the consolidated financial position, results of operations, and disclosures.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
distinguish between the interests of the parent and the interests of noncontrolling owners. SFAS 160 is effective for the Partnership as of January 1, 2009. The Partnership is currently evaluating the potential impact, if any, of the adoption of SFAS 160 on the consolidated financial position, results of operations, and disclosures.
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133.” This statement is intended to enhance the current disclosure framework in SFAS No. 133. Under SFAS No. 161, entities will have to provide disclosures about (a) how and why and entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c), how derivative instruments and related hedged items effect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for all financial statements issued for fiscal and interim periods beginning after November 15, 2008. Since the Company does not currently have any derivative instruments, nor does it engage in hedging activities, the Company expects to have no significant financial impact as a result of adoption of SFAS No. 161.
In May 2008, FASB issued Financial Accounting Statement (“SFAS”) No. 162, “The Hierarchy of Generally Accepted Accounting Principles (“GAAP”). The GAAP hierarchy is currently set forth in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards No. 69, the Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. Auditing Standards No. 69 is (1) directed to the auditor, (2) is complex, and (3) ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as the FASB Statements of Financial Accounting Statements, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should reside in the accounting literature established by the FASB and instead of being directed to the auditor, should be directed to entities since they are responsible for selecting accounting principles for financial statements that are presented in accordance with GAAP. This statement is to become effective 60 days following the Security and Exchange Commission’s (“SEC”) approval of the Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect any significant financial impact upon adoption of SFAS No. 162.
2. Notes receivable
Notes receivable consist of the following as of December 31, 2008:

2008
The fund entered into a note agreement bearing no interest in which $100,000 is due within 30 days from the date of the cash advance	$95,000

During 2008 the fund sold 70% of the membership units in an apartment complex for a note receivable due in quarterly installments of $250,000 for 8 consecutive quarters, secured by a construction mortgage.	1,436,502

During 2008 the fund sold the remaining 30% membership units in an apartment complex for a note receivable bearing 18% interest with interest payments beginning in September 2010. The loan is collateralized by the property and as of

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008

2008
12/31/08 the loan was considered non-performing (i.e., based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due). The loan is currently on our books at a value of $5,000,000 net of an allowance for loan losses of $1,303,000.	3,697,000

Note receivable to a related party bearing interest at 6%, unsecured with the entire unpaid balance of principal and interest due upon demand	1,200,000

The Company acquired a discounted loan portfolio. As of 12/31/08 the loan was considered non-performing (i.e., based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due). We will recognize a gain under the cost recovery method.	200,000

The Company acquired a discounted loan portfolio bearing an interest rate of 23.25% , secured by personal property with interest and principal payable in monthly installments of $15,000, with a maturity date of February 13, 2010.	200,000

$6,828,502

3. Real Estate Held For Sale
At December 31, 2008, we held 8 properties with a total carrying value of approximately $63.9 million, which were acquired through foreclosure and recorded as investments in real estate held for sale. One of these properties is an operating marina which generated net income from dockage and gas sales during the year ended December 31, 2008, totaling $38,924. The summary below includes each property held for sale which is wholly owned by the Capital Solutions Monthly Income Fund, L.P. Our investments in real estate held for sale are accounted for at the lower of cost or fair value less costs to sell with fair value based on appraisals and knowledge of local market conditions. It is our intent to hold the marina property and maximize our investment. However, it is not our intent to invest in or own real estate as a long term investment. We seek to sell our properties held for sale as quickly as possible taking into account current economic conditions. Set forth below is a summary of investments in real estate held for sale during the year ended December 31, 2008.

(1) Marina at Cape Haze, LLC	$46,000,000
(2) Gulf Lakes, LLC	8,140,000
(3) Fuji Ya – The Wave	5,000,000
(4) Oak Vista LLC	1,530,000
(5) SLP of Spring Lake Garden, LLC	1,050,000
(6) Fargaze Meadows Townhomes, LLC	826,000
(7) Reserve at Royal Oaks, LLC	433,215
(8) Wrights Crossing, LLC	200,000

$63,179,215

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
(1)	Marina at Cape Haze LLC – During June 2008 we acquired through foreclosure proceedings an operating marina located on an overall area of approximately 37.75 acres of property. The property is divided into two sub-tracts. Sub-tract A has a boat storage building which contains 30,340 square feet of gross building area. The Cabana/Recreational hall contains 1,493 square feet of gross building area. The sub-tract contains 106 wet slips and 200 dry slips. Subtract B has a shell building which is a commercial sales office building containing 1,560 square feet of gross building area. As of 12/31/08 we have evaluated the carrying value of the property based on an updated appraisal obtained February 2, 2009. It is our intention to hold this property and develop it in order to maximize our investment.

(2)	Gulf Lakes LLC – During June 2008 we acquired through foreclosure proceedings approximately 26.14 acres of land zoned for high-intensity urban development. The site includes a southern portion containing 6.60 acres and a northern portion containing 19.54 acres. As of 12/31/08 we have evaluated the carrying value of the property based on an updated appraisal obtained February 13, 2009. The southern portion of the subject is proposed to be divided into five commercial sites. The northern portion is proposed to be improved with a 224 unit residential condominium development.

(3)	Fuji Ya/ The Wave – During June 2008 we acquired through foreclosure proceedings a parcel of real estate along the Minneapolis historic Mississippi riverfront in downtown Minneapolis. In November 17, 2005 an entity owned by the Capital Soultions Montly Income Fund L.P. executed a purchase agreement in which the intention for the land was to develop 58 condominium units with projected profits of $500,000 per unit along with 85 parking stalls in a parking ramp on the property. In 2007 the property was under contract for sale however the sale did not complete. Based on our evaluation of the property and negotiations with a prospective purchaser that were pending as of 2007 but which were subsequently terminated, we valued the property to approximately $5,000,000.

(4)	Oak Vista Property – During June 2008 we acquired through foreclosure proceedings approximately 2.34 acres of vacant land intended to be held for future development. As of 12/31/08 we have evaluated the carrying value of the property based on an updated appraisal obtained June 8, 2009.

(5)	SLP of Spring Lake Garden, LLC – During June 2008 we acquired through foreclosure proceedings approximately 130,796 square feet or 3 acres of property located in Spring Lake Park Minnesota. The lot is zoned with a provision for the elderly and handicapped and is available for future development. As of 12/31/08 we have evaluated the carrying value of the property based on an updated appraisal obtained May 6, 2009.

(6)	Fargaze Meadows Townhomes, LLC – During June 2008 we acquired through foreclosure proceedings approximately 41.3 acres of residential subdivision property and is available for future development. As of 12/31/08 we have evaluated the carrying value of the property based on an updated appraisal obtained April 20, 2009.

(7)	Reserve at Royal Oaks, LLC – During June 2008 we acquired through foreclosure proceedings approximately 1,094 acres or 2 blocks of property containing 20 townhome sites. As of 12/31/08 we have evaluated the carrying value of the property based on an updated appraisal obtained March 16, 2009. On March 16, 2009 a pending sale closed with a sale price of $183,215.

(8)	Wrights Crossing, LLC – During June 2008, we acquired through foreclosure proceedings approximately 12.2 acres of vacant land located in the City of Big Lake Minnesota. As of 12/31/08 we have evaluated the carrying value of the property to be $200,000 based on our evaluation of the property and negotiations of a recent purchase involving the property.
4. Notes payable

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
Notes payable consist of the following as of December 31, 2008:

2008
The fund inherited a note payable in association with acquiring the Reserve at Royal Oaks, LLC property through foreclosure. The loan was paid in full through a subsequent sale dated March 16, 2009.	$22,500

The fund inherited a note payable in association with acquiring the Gulf Lakes, LLC property through foreclosure. The loan is secured by property, bearing interest at 11% with interest payments due quarterly beginning 11/15/05. The note matures August 15, 2008 and the fund has refinanced 3 Gulf Lakes notes through December 2011.	750,000

The fund inherited a note payable in connection with acquiring Gulf Lakes, LLC property through foreclosure. The loan is secured by property bearing interest at 8.5% with interest payments due semi-annually beginning February 15, 2006 and the fund has refinanced 3 Gulf Lakes notes through December 2011.	1,808,006

The fund inherited a note payable in connection With acquiring Gulf Lakes, LLC property through foreclosure. The loan is secured by property bearing interest at 8.5% with interest payments due semi- annually beginning February 15, 2006. The note matured August 15, 2008 and the fund has refinanced 3 Gulf Lakes notes through December 2011.	2,130,900

Unsecured note payable bearing interest at 14% with monthly interest payments beginning June 2008 with all principal and unpaid interest due on demand.	4,000,000

The fund assumed a note payable in connection with acquiring Cape Haze Marina property through foreclosure. The loan is secured by property bearing interest at prime plus .50% but not less than 6.5% with monthly interest payments due one month in advance starting June 27, 2008 along with principal payments in the amount of $500,000 due quarterly, with a maturity date of April 30, 2011.	12,795,000

21,506,406
Less: current portion	(10,711,406)

Long term portion	$10,795,000

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
     Maturities of notes payable are as follows:

Year ending December:
2009	$5,742,180
2010	1,726,372
2011	14,037,854
2012	—
2013	—

$21,506,406

5. Credit Facility
Prior to May 10, 2007, the Partnership’s investment activities involved the purchase of secured, but subordinated, notes relating to the financing of investment property, land development and construction. In order to achieve this objective, the Partnership had entered into a Loan Purchase and Servicing Agreement with Hennessey Financial, LLC, (the Servicer) and Hennessey Financial Note Holdings, LLC, (the Placement Agent). The Loan Purchase and Servicing Agreement provided that notes will be secured by real estate, corporate and personal guarantees of the note obligors, a guaranty by the Servicer and Placement Agent and an irrevocable letter of credit.
On May 10, 2007 and amended December 6, 2007, the Partnership entered into a Loan and Security Agreement (the “Agreement) with Hennessey Financial, LLC. The Agreement called for up to a $100 million Credit Facility that restructured how the loans were to be purchased and funded. As of December 6 2007 the Partnership advanced funds directly to Hennessey Financial, LLC, which in turn invested in secured mezzanine real estate loans. The advances are secured by the Pledge, Assignment, Guaranty, and the remaining Loan Documents that are included in the Mezzanine Note held by Hennessey Financial, LLC.
In June 2008, the Partnership foreclosed on a credit facility and now has ownership to the properties funded by Hennessey Financial LLC, subject to senior lenders. The majority of assets foreclosed on were real estate held in the form of single purpose LLCs. During November 2008, CS Midwest, LLC and CS Southeast, LLC were formed for the purpose of holding certain assets and related liabilities obtained through the foreclosure. These single purpose entities are wholly owned by the Capital Solutions Monthly Income Fund, L.P. Included in the assets obtained in the foreclosure and currently held by CS Southeast, LLC is the Cape Haze Marina which is currently an operating marina located in Florida.
6. Related Party Transactions
From time to time, we may acquire or sell investments in real estate loans from related parties. In November 2008 the Fund loaned a related party $1,200,000 and paid various commissions and trailer fees on their behalf.
7. Fees and Expenses
Advisory Fees – The Partnership will pay the Investment Manager an advisory fee based upon each Limited Partner’s capital account balance. The advisory fee is up to 2% per annum of each Limited Partner’s capital account balance as of the last business day of each calendar month. This advisory fee will not reduce the priority distributions and can be waived at the discretion of the General Partner and Investment Manager. At December 31, 2008, accrued advisory fees were $508,626 and advisory fee expense was $1,039,460 for the year ended December 31, 2008.
Distribution Fees – In accordance with the terms of the Master Distribution Agreement the Partnership will pay Capital Solutions Distributors, LLC (the Fund Distributor) an ongoing annual distribution fee up to 1%

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
of the aggregate capital account balances of the Partnership. These ongoing distribution fees (trailers) are accrued and paid quarterly. At December 31, 2008, no accrued distribution fees were recorded and distribution fee expense was $712,733 for the year ended December 31, 2008.
Administration, Fund Accounting and Custody Fees – Upon commencement of operations, the Partnership entered into an agreement with U.S. Bancorp Fund Services, LLC (USBFS) to provide administration and fund accounting services. USBFS’s annual fee is based on 12 basis points on the first $200 million of total portfolio assets, subject to a minimum annual fee of $55,000.
The Partnership also entered into an agreement with U.S. Bank Trust Services (USBTS) to provide custodial services upon commencement of operations. USBTS’s annual fee is based on 2 basis points on the first $40 million of the portfolio’s market value and 1 basis point thereafter, subject to a minimum annual fee of $4,800.
Administration, fund accounting and custody fees expense was $670,982 for the year ended December 31, 2008.
8. Recent Accounting Pronouncements
In May 2009, the FASB issued FAS No. 165, “Subsequent Events” (“FAS 165”). This statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. In particular, this statement sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. In addition, FAS 165 defines two types of subsequent events, as follows: the first type consists of events or transactions that provide additional evidence about conditions that existed at the date of the balance sheet and the second type consists of events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date. FAS 165 is effective for interim and annual periods ending after June 15, 2009. We do not expect adoption of FAS 165 to have a material effect on our Consolidated Financial Statements.
In June 2009, the FASB issued FAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“FAS 166”) to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date. We are currently evaluating the potential impact that the adoption of this statement will have on our financial position and results of operations and will adopt the provisions of this statement in fiscal 2010.
In June 2009, the FASB issued FAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“FAS 167”) to improve financial reporting by enterprises involved with variable interest entities by addressing (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in FAS 166, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2009,

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2008
with earlier adoption prohibited. We are currently evaluating the potential impact that the adoption of this statement will have on our financial position and results of operations and will adopt the provisions of this statement in fiscal 2010.
In June 2009, the FASB issued FAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“FAS 168” or “Codification”). This Codification will become the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification, which changes the referencing of financial standards, is effective for interim or annual financial periods ending after September 15, 2009. Therefore, in our third quarter of fiscal 2009, all references made to US GAAP will use the new Codification numbering system prescribed by the FASB. As the Codification is not intended to change or alter existing US GAAP, it is not expected to have any impact on our consolidated financial position or results of operations.
9. Subsequent Events
In June of 2009 a definitive merger agreement was entered into by True North Finance Corporation and CS Fund General Partner, LLC. The merger was completed on June 30, 2009. Pursuant to the terms of the Merger, the equity holder of CS Fund General Partner, LLC (Transactional Finance, LLC) acquired 37,331,993 shares of common stock constituting 70% of voting control of True North Finance Corporation. CS Fund General Partner, LLC is the general partner of Capital Solutions Monthly Income Fund, L.P. Also on June 30, 2009 True North Finance Corporation issued 40,000 shares of Preferred stock to Capital Solutions Monthly Income Fund, L.P. in exchange for limited partner interest. 37,320 shares of preferred stock was simultaneously distributed to the limited partners in complete liquidation of their capital accounts.
Certain limited partners indicated an interest in converting their limited partner interests to Series 1 Notes. Accordingly, they did not receive preferred stock and remained as limited partners on June 30, 2009. They are reflected on the balance sheet as non-controlling interests. In July, their limited partnership interests were liquidated in exchange for Series 1 Notes. After the acquisition of the limited partner interests, True North Finance Corporation owns 100% of total limited partner’s interest in the partnership. As a result of these transactions, the Company obtained control of Capital Solutions Monthly Income Fund, L.P and True North Finance Corporation.
As a result of accounting for the Merger as a reverse acquisition, True North Finance Corporation’s assets and liabilities and Capital Solutions Monthly Income Fund, L.P.’s assets and liabilities as of June 30, 2009, the closing date of the Merger, have been incorporated into CS Fund General Partner, LLC’s balance sheet based on the fair values of the net assets acquired, which equaled the consideration paid for the acquisition. SFAS No 141R requires an allocation of the acquisition consideration to the individual assets and liabilities. Further, the Company’s operating results (post-Merger) include CS Fund General Partner, LLC operating results prior to the date of the closing and the results of the combined entity following the closing of the Merger.
Although CS Fund General Partner, LLC was considered the acquiring entity for accounting purposes, the Merger was structured so that CS Fund General Partner, LLC became a wholly owned subsidiary of True North Finance Corporation.”

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
FINANCIAL STATEMENTS
DECEMBER 31, 2007
(With Independent Auditor’s Report Thereon)

TABLE OF CONTENTS
FINANCIAL SECTION

L.L. Bradford & Company, LLC
8880 W Sunset Road
Third Floor
Las Vegas, Nevada 89148
(702) 735-5030
INDEPENDENT AUDITOR’S REPORT
To the Partners
Capital solutions Monthly Income Fund, L.P.
(Formerly Hennessey Financial Monthly Income Fund, LP)
St. Paul, Minnesota
We have audited the accompanying balance sheet of Capital Solutions Monthly Income Fund, L.P. (formerly Hennessey Financial Monthly Income Fund, LP) (a Delaware limited partnership) as of December 31, 2007, and the related statements of operations, changes in partners’ capital, and cash flows for year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Solutions Monthly Income Fund, L.P. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada
March 19, 2009

1

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
BALANCE SHEET
DECEMBER 31, 2007

ASSETS

Assets
Credit facility, net	$34,374,556
Cash and cash equivalents	3,162,455
Interest receivable	490,165

Total assets	$38,027,176

LIABILITIES

Liabilities
Accrued distribution to limited partners	$422,567
Accrued liabilities	112,641
Accrued advisory fees	101,727
Accrued distribution fees	101,727

Total liabilities	738,662

PARTNERS’ CAPITAL
General partner’s deficit	—
Limited partners’ capital	37,288,514

Total partners’ capital	37,288,514

Total liabilities and partners’ capital	$38,027,176

See Accompanying Notes to Financial Statements

2

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

Investment and credit facility income
Interest on investments in loans and credit facility — related party	$4,557,709
Loan fee accretion income — related party	196,924
Interest on cash and cash equivalents — related party	102,807

Total investment income	4,857,440

Expenses
Allowance for doubtful collection of credit facility — related party	3,781,452
Loan premium amortization — related party	216,977
Advisory fees	305,445
Distribution fees — related party	305,445
Professional fees	152,843
Administration, fund accounting and custody fees	62,150
Miscellaneous expenses	23,304

Total expenses	4,847,616

Other income (expense), net — related party	2,821

Net loss	$12,645

See Accompanying Notes to Financial Statements

3

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2007

			Total
	General Partner’s	Limited Partners’	Partners’
	Deficit	Capital	Capital

Balance, December 31, 2006	$—	$14,479,775	$14,479,775

Capital contributions	—	27,949,455	27,949,455
Capital withdrawals	—	(49,000)	(49,000)
Syndication costs		(1,437,952)	(1,437,952)
Net loss	—	12,645	12,645
Capital distributions	—	(3,666,409)	(3,666,409)

Balance, December 31, 2007	$—	$37,288,514	$37,288,514

See Accompanying Notes to Financial Statements

4

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2007

Cash flows from operating activities:
Net income	$12,645
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion on credit facility loan fees	(196,924)
Investment premium amortization	216,977
Allowance on credit facility	3,781,452
(Gain) loss on sale of investments and credit facility, net	(2,821)
Changes in operating assets and liabilities:
Interest receivable	(273,444)
Accrued liabilities	(50,372)
Accrued advisory fees	69,155
Accrued distribution fees	69,155

Net cash provided by operating activities	3,625,823

Cash flows from investing activities:
Purchase of loans	(14,147,715)
Collections on loans	1,313,461
Advances on credit facility	(11,145,803)
Receipts on credit facility	49,000

Net cash used by investing activities	(23,931,057)

Cash flows from financing activities:
Capital contributions	27,949,455
Capital withdrawals	(49,000)
Payment of syndication costs — related party	(1,395,248)
Capital distributions	(3,388,088)

Net cash provided by financing activities	23,117,119

Net change in cash and cash equivalents	2,811,885

Cash and cash equivalents, beginning of period	350,570

Cash and cash equivalents, end of period	$3,162,455

Supplemental disclosure of cash flow information:
Cash paid for interest	$—

Supplemental disclosure of non-cash investing activities
Net investments transferred to credit facility advances	$26,862,281

See Accompanying Notes to Financial Statements

5

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTHLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
1.	Summary of Significant Accounting Policies

Nature of Business — Capital Solutions Monthly Income Fund, L.P. (formerly Hennessey Financial Monthly Income Fund, LP) (the “Partnership”), a Delaware limited partnership, was formed on November 4, 2004. The Partnership was formed to achieve advantageous rates of return through purchasing secured, but subordinated, notes relating to the financing of residential and commercial real estate development, construction, and investment property.

The General Partner of the Partnership is CS Fund General Partner, LLC (formerly Hennessey Financial Fund General Partner, LLC) (the “General Partner”) and the Investment Manger of the Partnership is Capital Solutions Management, LP (the “Investment Manager”).

The term of the Partnership shall continue until one year after all of the Partnership’s portfolio selections and idle funds have been distributed. However, the General Partner may, in its sole and absolute discretion, extend the term for up to two one-year periods in order to permit an orderly dissolution of the Partnership.

Basis of Accounting — The Partnership uses the accrual method of accounting for financial reporting purposes.

Cash and Cash Equivalents — The Partnership defines cash and cash equivalents as highly liquid, short-term investments with a maturity at the date of acquisition of three months or less. The Partnership maintains its cash in high quality financial institutions and money market funds. The balances, at times, may exceed insured limits.

Investment and Credit Facility Income — Interest is recognized as revenue when earned according to the terms of the loans, using the effective interest method. The Partnership does not accrue interest income on loans once they are determined to be impaired. A loan is impaired when based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement or when the payment of interest is 90 days past due. Cash receipts will be allocated to interest income, except when such payments are specifically designated by the terms of the loan as principal reduction or when management does not believe the investment in the loan is fully recoverable.

Allowance for Doubtful Collection of Credit Facility

The Partnership maintains an allowance for loan losses on our investments in real estate loans for estimated credit impairment. The General Partner estimates of losses is based on a number of factors including the types and dollar amounts of loans in the portfolio, adverse situations that may affect the borrower’s ability to repay, prevailing economic conditions and the underlying collateral securing the loan. Additions to the allowance are provided through a charge to earnings and are based on an assessment of certain factors, which may indicate estimated losses on the loans. Actual losses on loans are recorded as a charge-off or a reduction to the allowance for loan losses. Generally, subsequent recoveries of amounts previously charged off are added back to the allowance and included as income.

Estimating allowances for loan losses requires significant judgment about the underlying collateral, including liquidation value, condition of the collateral, competency and cooperation of the related borrower and specific legal issues that affect loan collections or taking possession of the property.

6

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
Additional facts and circumstances may be discovered as the General Partner’s efforts in the collection and foreclosure processes. This additional information often causes management to reassess its estimates. In recent years, we have revised estimates of our allowance for loan losses. Circumstances that may cause significant changes in our estimated allowance include, but are not limited to:
•	Declines in real estate market conditions, which can cause a decrease in expected market value;

•	Discovery of undisclosed liens for community improvement bonds, easements and delinquent property taxes;

•	Lack of progress on real estate developments after we advance funds. We customarily utilize disbursement agents to monitor the progress of real estate developments and approve loan advances. After further inspection of the related property, progress on construction occasionally does not substantiate an increase in value to support the related loan advances;

•	Unanticipated legal or business issues that may arise subsequent to loan origination or upon the sale of foreclosed property; and

•	Appraisals, which are only opinions of value at the time of the appraisal, may not accurately reflect the value of the property.
Allocation of Profits and Losses — In accordance with the terms of the Limited Partnership Agreement, profits are first allocated to the extent of prior period losses to offset any losses previously allocated. Once losses have been offset, 100% of profits are allocated to the Limited Partners in proportion to their priority distributions until the aggregate profits allocated equal their priority distributions. Thereafter, all remaining unallocated profits are allocated to the General Partner. Losses are first allocated among the Limited Partners having positive capital account balances in the amounts of and in proportion to the positive capital account balances. Thereafter, all remaining unallocated losses are allocated to the General Partner.

The economic structure and up-front costs associated with many of the Partnership’s loan transactions cause a capital deficit for the Partnership’s General Partner. Such transactions have been structured to reverse the capital deficit in subsequent years to an amount that is expected to ultimately provide minimal gains and losses for the General Partner.

Priority Distribution — In accordance with the terms of the Limited Partnership Agreement, the General Partner makes a priority distribution to the Limited Partners equal to 1% of the Limited Partner’s net investment on a monthly basis. Monthly distributions are generally made by the 15th day of the month following the end of the previous month in which the priority distribution accrues. All distributions are made in cash. At December 31, 2007 the Partnership had accrued distributions of $422,567.

Organizational and Syndication Costs — Organizational costs incurred in the formation of the Partnership are expensed as incurred. Syndication costs incurred in connection with the offering of limited partnership interests are reflected as a reduction of the General Partner’s capital. Total syndication costs were $1,437,952 for the year ended December 31, 2007.

7

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
Income Taxes — The Partnership is not a taxpaying entity for federal and state income tax purposes. Each partner’s allocable share of the Partnership’s taxable income or loss is taxed on the partner’s income tax returns. Therefore, no provision or liability for federal or state income taxes has been included in the financial statements.

Recently Issued Accounting Pronouncements — In September 2006, the FASB issued FAS 157 — Fair Value Measurements (“FAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This Statement is required to be adopted by the Partnership in the first quarter of its fiscal year 2008. The Partnership is currently assessing the impact of the adoption of this Statement.

In December 2007, the Accounting Standards Board (“FASB”) issued Financial Accounting Statement (“SFAS”) No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”). SFAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree, and the goodwill acquired. SFAS 141R also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. SFAS 141R is effective for the Partnership with respect to business combinations for which the acquisition date is on or after January 1, 2009. The Partnership is currently evaluating the potential impact, if any, of the adoption of SFAS 141R on the consolidated financial position, results of operations, and disclosures.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for the first fiscal period beginning after November 15, 2007. The Partnership shall apply SFAS 159 in the calendar year beginning January 1, 2008 and does not anticipate significant financial impact as a result of adoption.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest, and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of noncontrolling owners. SFAS 160 is effective for the Partnership as of January 1, 2009. The Partnership is currently evaluating the potential impact, if any, of the adoption of SFAS 160 on the consolidated financial position, results of operations, and disclosures.

8

CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133.” This statement is intended to enhance the current disclosure framework in SFAS No. 133. Under SFAS No. 161, entities will have to provide disclosures about (a) how and why and entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c), how derivative instruments and related hedged items effect an entity’s financial position, financial performance and cash flows. SFAS No. 161 is effective for all financial statements issued for fiscal and interim periods beginning after November 15, 2008. Since the Company does not currently have any derivative instruments, nor does it engage in hedging activities, the Company expects to have no significant financial impact as a result of adoption of SFAS No. 161.

In May 2008, FASB issued Financial Accounting Statement (“SFAS”) No. 162, “The Hierarchy of Generally Accepted Accounting Principles (“GAAP”). The GAAP hierarchy is currently set forth in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards No. 69, the Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. Auditing Standards No. 69 is (1) directed to the auditor, (2) is complex, and (3) ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as the FASB Statements of Financial Accounting Statements, below industry practices that are widely recognized as generally accepted but that are not subject to due process. The Board believes the GAAP hierarchy should reside in the accounting literature established by the FASB and instead of being directed to the auditor, should be directed to entities since they are responsible for selecting accounting principles for financial statements that are presented in accordance with GAAP. This statement is to become effective 60 days following the Security and Exchange Commission’s (“SEC”) approval of the Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles. The Company does not expect any significant financial impact upon adoption of SFAS No. 162.

Management’s Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.	Credit Facility

Prior to May 10, 2007, the Partnership’s investment activities involved the purchase of secured, but subordinated, notes relating to the financing of investment property, land development and construction. In order to achieve this objective, the Partnership had entered into a Loan Purchase and Servicing Agreement with Hennessey Financial, LLC, (the Servicer) and Hennessey Financial Note Holdings, LLC, (the Placement Agent). The Loan Purchase and Servicing Agreement provided that notes will be secured by real estate, corporate and personal guarantees of the note obligors, a guaranty by the Servicer and Placement Agent and an irrevocable letter of credit.

On May 10, 2007 and amended December 6, 2007, the Partnership entered into a Loan and Security Agreement (the “Agreement) with Hennessey Financial, LLC. The Agreement calls for up to a $100 million Credit Facility that restructured how the loans were to be purchased and funded. The Partnership now advances funds directly to Hennessey Financial, LLC, which in turn invests in secured mezzanine real estate loans. The advances are secured by the Pledge, Assignment, Guaranty, and the remaining Loan Documents that are included in the Mezzanine Note held by Hennessey Financial, LLC. As a result of this Agreement, on June 1, 2007, the Partnership transferred $28,358,937 of Notes to Hennessey Financial LLC and the amount was set against the Credit Facility. The Partnership also charged loan fees totaling $1,496,656 to Hennessey Financial LLC to complete the transfer.

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CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
At December 31, 2007 the capitalized cost of the loans net of allowance totaled approximately $34.4 million, including loan fees of approximately $2.1 million. Accretion of loan fee costs was approximately $197,000 for the year ended December 31, 2007. The loans bear interest at 14.5% and mature beginning in January 2009 through November 2011.

At December 31, 2007, the Partnership established an allowance for credit facility of approximately $3.8 million. The Investment Manager’s periodic evaluation of the adequacy of the allowance is based on the Partnership’s past credit facility loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower’s ability to repay, the estimated value of any underlying collateral and current economic conditions. As discussed in Note 5, the loans became non-performing in May 2008.

3.	Letter of Credit and Repurchase Obligations

In accordance with the terms of the Loan Purchase and Servicing Agreement, the Servicer and Placement Agent have agreed to repurchase any defaulted notes from the Partnership. Such repurchase will happen within thirty days after written demand by the Partnership. The repurchase obligation includes the principal balance of the note, the anticipated loan yield and all collection costs. To secure the Servicer and Placement Agent’s repurchase obligations, the Partnership has included a condition to the purchase of each note that the Servicer or Placement Agent shall have granted to the Partnership an irrevocable letter of credit in an aggregate principal amount which is at least equal to five percent of the aggregate unamortized principal amount of the notes owned by the Partnership. In addition to the obligation to repurchase any defaulted note, the Servicer has guaranteed the prompt payment of monthly interest accruing on the notes.

4.	Fees and Expenses

Advisory Fees — The Partnership will pay the Investment Manager an advisory fee based upon each Limited Partner’s capital account balance. The advisory fee is up to 1% per annum of each Limited Partner’s capital account balance as of the last business day of each calendar month. This advisory fee will not reduce the priority distributions and can be waived at the discretion of the General Partner and Investment Manager. At December 31, 2007, accrued advisory fees were $101,727 and advisory fee expense was $305,445 for the year ended December 31, 2007.

Distribution Fees — In accordance with the terms of the Master Distribution Agreement the Partnership will pay Capital Solutions Distributors, LLC (the Fund Distributor) an ongoing annual distribution fee up to 1% of the aggregate capital account balances of the Partnership. These ongoing distribution fees (trailers) are accrued and paid quarterly. At December 31, 2007, accrued distribution fees were $101,727 and distribution fee expense was $305,445 for the year ended December 31, 2007.

Administration, Fund Accounting and Custody Fees — Upon commencement of operations, the Partnership entered into an agreement with U.S. Bancorp Fund Services, LLC (USBFS) to provide administration and fund accounting services. USBFS’s annual fee is based on 12 basis points on the first $200 million of total portfolio assets, subject to a minimum annual fee of $55,000.

The Partnership also entered into an agreement with U.S. Bank Trust Services (USBTS) to provide custodial services upon commencement of operations. USBTS’s annual fee is based on 2 basis points on the first $40 million of the portfolio’s market value and 1 basis point thereafter, subject to a minimum annual fee of $4,800.

Administration, fund accounting and custody fees expense was $62,150 for the year ended December 31, 2007.

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CAPITAL SOLUTIONS MONTHLY INCOME FUND, L.P.
(FORMERLY HENNESSEY FINANCIAL MONTLY INCOME FUND, LP)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007
5.	Subsequent Events

In May 2008, Hennessey Financial LLC failed to meet certain economic covenants and all loans became non-performing. In June 2008, the Partnership foreclosed on all assets of Hennessey Financial, LLC. Through this foreclosure, the Partnership now has ownership to the properties funded by Hennessey Financial LLC, subject to senior lenders.

In August 2008, the managers of the General Partner changed from Jeff Gardner to Mike Bozora and Tim Redpath, owners of the Investment Manager.

Management is in the process of reviewing the properties of Hennessey Financial, LLC obtained through foreclosure. The process includes assessing the values of the related properties, including obtaining appraisals, to determine which assets will be kept or abandoned. If the assets are determined to have adequate value by management, the Partnership will assume any related debt on the properties held by senior lenders.

In August 2008, the Partnership executed an Amendment to the Certificate of Limited Partnership to change its name from Hennessey Financial Monthly Income Fund, LP to Capital Solutions Monthly Income Fund, L.P.

In October 2008, the General Partner was authorized to withdraw from its position and Mike Bozora and Tim Redpath resigned as managers of the General Partner. During this period, Todd Duckson became President and Manager of the General Partner. Additionally, the Investment Manager sold certain beneficial rights in the Fund (see “Advisory Fees” in Note 4), to Transactional Finance Fund Management, LLC, an entity owned by Mr. Duckson.

In November 2008, Jeff Gardner assigned 100% of his membership interest in the General Partner to Todd Duckson.

In November 2008, the General Partner executed an Amendment to the Certificate of Limited Partnership to change its name from Hennessey Financial Fund General Partner, LLC to CS Fund General Partner, LLC.

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